Exhibit 99.1

For Immediate Release	For more information, contact:
Nathan R. Iles
Tony Cristello
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Increase in its Quarterly Dividend

New York, NY, February 1, 2023......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, announced today that its Board of Directors has approved an increase in its quarterly common stock dividend from twenty-seven cents per share to twenty-nine cents per share, payable on March 1, 2023, to shareholders of record on February 15, 2023.

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37-18 Northern Blvd., Long Island City, NY 11101 (718) 392-0200 www.smpcorp.com